Exhibit 99.1

IMMEDIATE RELEASE CONTACTS: Brent Larson, Vice President / CFO 614 822 2330	July 15, 2010 Gene Marbach Makovsky + Company 212 508 9645

NEOPROBE ANNOUNCES PRELIMINARY SECOND QUARTER 2010 REVENUE

Company Reports 45% Increase in Q2 2010 Revenue Year-over-Year

DUBLIN, OHIO – July 15, 2010 -- Neoprobe Corporation (OTCBB: NEOP), a diversified developer of innovative oncology surgical and diagnostic products, today announced that it expects to report revenue of approximately $2.6 million and $5.3 million for the second quarter and year-to-date in 2010, respectively.  These revenues represent increases of 45 percent and 18 percent for each of the respective periods over the same periods in 2009.  Increased sales volume of the Company’s base gamma detection systems, offset by slight price decreases, accounted for the increases in both periods.

Neoprobe cautions that these financial results are preliminary, are based on the best information currently available to the Company and are subject to completion of the second quarter financial statements and their review by Neoprobe’s independent registered public accounting firm.  Neoprobe expects to announce complete second quarter and year-to-date 2010 operating results during the first week of August, 2010.

Additionally, the Company will hold a conference call on Monday, July 19th at 4 p.m. ET to provide a business update and discuss the results of its Annual Stockholders meeting. The Company will hold a call in early August to discuss financial results for the 2nd quarter 2010.  Monday’s conference call can be accessed as follows:

Conference Call Information
TO PARTICIPATE LIVE:		TO LISTEN TO A REPLAY:
Date: Time: Toll-free (U.S.) Dial in # : International Dial in # :	July 19, 2010 4:00 PM ET (877) 407-8033 (201) 689-8033	Available until: Toll-free (U.S.) Dial in # : International Dial in # : Replay passcode: Account #: Conference ID #:	July 26, 2010 (877) 660-6853 (201) 612-7415 286 353735

About Neoprobe
Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients.  Neoprobe currently markets the neoprobe® GDS line of gamma detection systems that are widely used by cancer surgeons.  In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScanTM CR.  Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT.  Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions.  www.neoprobe.com

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.